NEWS 1 www.facebook.com/ford www.medium.com/@fordwww.twitter.com/ford www.instagram.com/ford Ford Achieves Solid Second-Quarter 2022 Operating Results, While Organizing, Deploying Toward Ambitious Ford+ Future • Turns strong demand for must-have vehicles into strong results: revenue of $40.2 billion; $667 million in net income, 1.7% of revenue; adjusted EBIT of $3.7 billion, 9.3% of revenue • Reports $2.9 billion in operating cash flow and adjusted free cash flow of $3.6 billion, with solid automotive profitability; raises quarterly dividend to 15 cents per share • Demonstrates rapidly evolving capabilities, potential of Ford+ plan, including through appeal of Ford Pro value proposition to commercial customers • Affirms guidance for full-year 2022 results: adjusted EBIT of $11.5 billion to $12.5 billion, up 15% to 25% from 2021; adjusted free cash flow of $5.5 billion to $6.5 billion • Advances Ford+ growth plan, locking up battery capacity, raw materials to support 600,000 EV run rate by end of 2023, majority of volume for more than two million units by end of ’26 DEARBORN, Mich., July 27, 2022 – Popularity of Ford’s best-to-date product lineup – including its highly regarded electric vehicles – drove solid second-quarter 2022 operating results at the same time as the company continued remaking itself according to the Ford+ plan for growth – in both cases, despite continued supply, economic and political uncertainties. “We’re moving with purpose and speed into the most promising period for growth in Ford’s history – to innovate and deliver great products and connected services, raise quality and lower costs,” said CEO Jim Farley. “We’re giving customers great experiences and value, improving our profitability and making Ford the next-generation transportation leader.” Company Key Metrics Summary

2 Central to the company’s transformation is standing up three distinct automotive business units, a process that’s well underway. Starting next year, Ford will operate and report financial results around: • Ford Blue – Building out the company’s iconic portfolio of internal-combustion vehicles and optimizing related operations to drive growth and profitability • Ford Model e – Accelerating development of breakthrough electric vehicles at scale, along with software and connected vehicle technologies and services that will be applied to all of the company’s products, and • Ford Pro – Which is providing new levels of productivity to business and government customers through work-ready ICE and electric products, along with services to best manage their fleets and broader operations. Farley said that Ford Pro provides a comprehensive and vivid example today of how Ford+ will benefit customers and, in turn, the company and its other stakeholders over time. While commercial customers still overwhelmingly rely on Ford’s industry-leading ICE vans and pickup trucks, he said that they’re increasingly evaluating and adopting EV technology. According to Motor Intelligence, through the second quarter, Ford E-Transit accounted for 95% of full-size electric vans sold in the U.S. In Europe, the company already has more than 8,000 orders for its two-tonne E-Transit, with a one-tonne version scheduled for introduction next year. “And vehicles represent only one part of the ‘always on’ relationships we’re creating with commercial customers,” said Farley. “We’re helping them reduce the total cost of vehicle ownership and make their enterprises more productive overall.” Ford Pro’s paid telematics subscriptions, while relatively small today, increased 40% sequentially in both Q1 and Q2. More broadly, Ford continues to make good on its commitment to lead the global EV revolution on behalf of all customers, with reimagined electric versions of some of Ford’s most celebrated vehicles – Mustang Mach-E, F-150 Lightning and E-Transit, all in high demand. Last week, the company announced a series of agreements that together assure it has the battery and raw material sourcing required to reach its targeted annual run rate of producing 600,000 EVs by late 2023, and 70% of what will be needed to ramp to a run rate of more than two million units by the end of 2026. Reaching the ’26 target would represent compound annual EV growth exceeding 90% – more than twice the forecasted growth rate for the global industry. In the second quarter of this year, Ford posted revenue of $40.2 billion on a 35% increase in wholesale shipments together with favorable pricing and vehicle mix. Company net income was $667 million, a margin of 1.7%, which included a mark-to-market loss on Ford’s stake in Rivian. Adjusted earnings before interest and taxes was $3.7 billion, an adjusted EBIT margin of 9.3%. Operating cash flow was $2.9 billion and adjusted free cash flow was $3.6 billion, with solid automotive EBIT of $3.3 billion. Ford ended the quarter with $29 billion in cash, $45 billion in total liquidity and the persistent financial strength and flexibility to fund Ford+ priorities. Based on the company’s financial strength and flexibility, Ford’s board of directors today declared a third-quarter regular dividend of 15 cents per share on outstanding stock. The dividend is payable on Sept. 1 to shareholders of record at the close of business on Aug. 11.

Business Unit Highlights

	North America	South America	Europe	China	IMG	Total Auto
Q2 Automotive Results						
Market Share (%)	12.9 %	2.0 %	6.4 %	2.3 %	1.2 %	5.3 %
H / (L) Q2 21	2.5 ppts	(0.3) ppts	0.3 ppts	0.1 ppts	(0.7) ppts	0.3 ppts
Wholesales (000)	618	18	222	114	59	1,032
H / (L) Q2 21	89 %	3 %	22 %	(24) %	(32) %	35 %
Revenue ($B)	$ 29.1	$ 0.7	$ 5.8	$ 0.4	$ 2.0	$ 37.9
H / (L) Q2 21	94 %	29 %	3 %	(20) %	(21) %	57 %
EBIT ($M)	$ 3,269	$ 104	$ 10	$ (121)	$ 60	$ 3,322
H / (L) Q2 21	$ 3,077	$ 190	$ 294	$ 2	$ (144)	$ 3,419
EBIT Margin (%)	11.3 %	14.8 %	0.2 %	(27.6) %	3.1 %	8.8 %
H / (L) Q2 21	10.0 ppts	30.7 ppts	5.3 ppts	(5.3) ppts	(5.2) ppts	9.2 ppts
1H Automotive Results						
Market Share (%)	12.4 %	2.1 %	6.5 %	2.3 %	1.2 %	5.0 %
H / (L) 1H 21	1.1 ppts	(0.9) ppts	(0.1) ppts	(0.0) ppts	(0.6) ppts	(0.1) ppts
Wholesales (000)	1,132	34	476	242	114	1,998
H / (L) 1H 21	32 %	(5) %	3 %	(20) %	(32) %	9 %
Revenue ($B)	$ 51.4	$ 1.3	$ 12.7	$ 1.0	$ 3.7	$ 70.0
H / (L) 1H 21	35 %	31 %	0 %	(27) %	(21) %	21 %
EBIT ($M)	$ 4,860	$ 154	$ 217	$ (174)	$ 156	$ 5,213
H / (L) 1H 21	$ 1,725	$ 313	$ 160	$ (36)	$ (249)	$ 1,913
EBIT Margin (%)	9.5 %	12.1 %	1.7 %	(17.4) %	4.2 %	7.4 %
H / (L) 1H 21	1.2 ppts	28.4 ppts	1.3 ppts	(7.4) ppts	(4.4) ppts	1.7 ppts

EBIT and EBIT margin in **North America** improved with market factors, which were partially offset by the effects of inflation on commodity costs and overall expenses. Ford's order bank for products in the region remains robust, with nearly all 2022-model year vehicles sold out – including the F-150 Lightning EV, shipments of which started in May. Customer traffic in dealer showrooms remains strong.

Both ICE and electric versions of the Mustang nameplate were recognized during the quarter: the gasoline-powered model was named the world's best-selling sports coupe for the seventh straight year, and the Mustang Mach-E Premium all-wheel-drive EV was honored as AAA's best overall car for 2022.

In **Europe**, Ford increased its commercial-vehicle leadership, with market share up to almost 15%. Last month, the company selected its plant in Valencia, Spain, to produce retail EVs built on a next-generation architecture.

The company's **International Markets Group** has begun launching the all-new Ranger pickup-truck around the world, with initial production of the Ranger Raptor and Ranger Wildtrak versions already sold out until next year within IMG's markets. Ford's business in **South America**, which was significantly restructured a year ago, turned in its fourth consecutive profitable quarter. In **China**, second-quarter vehicle shipments were down as a result of pandemic-related restrictions that affected most industries. In-country market share for Ford was up from Q1, driven by commercial and Lincoln passenger vehicles.

3

Ford Credit once again had strong quarterly results, with earnings before taxes of $939 million, reflecting healthy lease residuals and credit-loss performance.

Outlook

CFO John Lawler said that Ford's outlook for full-year 2022 financial performance has not changed: adjusted EBIT of $11.5 billion to $12.5 billion, which would represent 15% to 25% growth from last year, and adjusted free cash flow of $5.5 billion to $6.5 billion.

Lawler said again that Ford is targeting a total company adjusted EBIT margin of 10% – and an 8% EBIT margin from its EVs – by 2026.

The company's full-year 2022 guidance continues to assume 10% to 15% growth in vehicle wholesales from 2021, along with significantly higher profits in North America; collective profitability from other regional markets; strong earnings before taxes, though lower than last year, from Ford Credit; and modest improvement in Mobility and Corporate Other.

Lawler said that demand and the resulting order bank for Ford's iconic ICE and mainstream electric vehicles is – and is expected to remain – strong. Other assumptions include:

- Continued strong pricing, including benefits from actions taken during the year, as the relationship between product volume and pricing remains dynamic
- About $4 billion in headwinds from commodity prices, which Ford anticipates offsetting with improvements in net pricing and mix
- Other inflationary pressures continuing to affect a broad range of costs – now expected to total about $3 billion for the year, up roughly $1 billion from what the company envisioned a quarter ago, with the team actively looking at opportunities to offset increases, and
- Solid, but lower, full-year EBT from Ford Credit of about $3 billion.

Ford plans to report its third-quarter 2022 financial results on Wednesday, Oct. 26.

# # #

About Ford Motor Company
Ford Motor Company (NYSE: F) is a global company based in Dearborn, Michigan, that is committed to helping build a better world, where every person is free to move and pursue their dreams. The company's Ford+ plan for growth and value creation combines existing strengths, new capabilities and always-on relationships with customers to enrich experiences for and deepen the loyalty of those customers. Ford develops and delivers innovative, must-have Ford trucks, sport utility vehicles commercial vans and cars and Lincoln luxury vehicles, as well as connected services. Additionally, Ford is establishing leadership positions in mobility solutions, including self-driving technology, and provides financial services through Ford Motor Credit Company. Ford employs about 182,000 people worldwide. More information about the company, its products and Ford Credit is available at corporate.ford.com.

Contacts:

Media	Equity Investment Community	Fixed Income Investment Community	Shareholder Inquiries
T.R. Reid	Lynn Antipas Tyson	Karen Rocoff	1.800.555.5259 or
1.313.319.6683	1.914.485.1150	1.313.621.0965	1.313.845.8540
treid22@ford.com	ltyson4@ford.com	krocoff@ford.com	stockinf@ford.com

4

5 Conference Call Details Ford Motor Company (NYSE: F) and Ford Motor Credit Company released their 2022 second-quarter financial results at 4:05 p.m. ET on Wednesday, July 27. Following the release, at 5:00 p.m. ET, Jim Farley, Ford president and chief executive officer; John Lawler, Ford chief financial officer; and other members of the Ford senior leadership team will host a conference call to discuss the results. The presentation and supporting materials will be available at shareholder.ford.com. Representatives of the investment community will have the opportunity to ask questions on the call. Ford Second-Quarter Earnings Call: Wednesday, July 27, at 5:00 p.m. ET Toll-Free: 844.282.4573 International: +1.412.317.5617 Registration Link (option, speeds login): Ford Q2 2022 Earnings Call – registration strongly recommended to expedite connection time Webcast: shareholder.ford.com Replay Available after 8:00 p.m. ET on July 27 and through Aug. 3 Webcast: shareholder.ford.com Toll-Free: (U.S.) 877.344.7529 (Canada) 855.669.9658 International: +1.412.317.0088 Conference ID: 3199256 Webcast: shareholder.ford.com

6 The following applies to the information throughout this release: • See tables later in this release for the nature and amount of special items, and reconciliations of the non-GAAP financial measures designated as “adjusted” to the most comparable financial measures calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). • Wholesale unit and production volumes include Ford and Lincoln brand vehicles produced and sold by Ford or our unconsolidated affiliates, Jiangling Motors Corporation (“JMC”) brand vehicles produced and sold in China by our unconsolidated affiliate, and Ford brand vehicles produced in Taiwan by Lio Ho Group. Revenue does not include vehicles produced and sold by our unconsolidated affiliates. See materials supporting the July 27, 2022, conference call at shareholder.ford.com for further discussion of wholesale unit volumes. Cautionary Note on Forward-Looking Statements Statements included or incorporated by reference herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on expectations, forecasts, and assumptions by our management and involve a number of risks, uncertainties, and other factors that could cause actual results to differ materially from those stated, including, without limitation: • Ford and Ford Credit’s financial condition and results of operations have been and may continue to be adversely affected by public health issues, including epidemics or pandemics such as COVID-19; • Ford is highly dependent on its suppliers to deliver components in accordance with Ford’s production schedule, and a shortage of key components, such as semiconductors, or raw materials can disrupt Ford’s production of vehicles; • Ford’s long-term competitiveness depends on the successful execution of Ford+; • Ford’s vehicles could be affected by defects that result in delays in new model launches, recall campaigns, or increased warranty costs; • Ford may not realize the anticipated benefits of existing or pending strategic alliances, joint ventures, acquisitions, divestitures, or new business strategies; • Operational systems, security systems, vehicles, and services could be affected by cyber incidents, ransomware attacks, and other disruptions; • Ford’s production, as well as Ford’s suppliers’ production, could be disrupted by labor issues, natural or man-made disasters, financial distress, production difficulties, capacity limitations, or other factors; • Ford’s ability to maintain a competitive cost structure could be affected by labor or other constraints; • Ford’s ability to attract and retain talented, diverse, and highly skilled employees is critical to its success and competitiveness; • Ford’s new and existing products, digital and physical services, and mobility services are subject to market acceptance and face significant competition from existing and new entrants in the automotive, mobility, and digital services industries; • Ford’s near-term results are dependent on sales of larger, more profitable vehicles, particularly in the United States; • With a global footprint, Ford’s results could be adversely affected by economic, geopolitical, protectionist trade policies, or other events, including tariffs; • Industry sales volume in any of Ford’s key markets can be volatile and could decline if there is a financial crisis, recession, or significant geopolitical event;

7 • Ford may face increased price competition or a reduction in demand for its products resulting from industry excess capacity, currency fluctuations, competitive actions, or other factors; • Inflationary pressure and fluctuations in commodity prices, foreign currency exchange rates, interest rates, and market value of Ford or Ford Credit’s investments, including marketable securities, can have a significant effect on results; • Ford and Ford Credit’s access to debt, securitization, or derivative markets around the world at competitive rates or in sufficient amounts could be affected by credit rating downgrades, market volatility, market disruption, regulatory requirements, or other factors; • Ford’s receipt of government incentives could be subject to reduction, termination, or clawback; • Ford Credit could experience higher-than-expected credit losses, lower-than-anticipated residual values, or higher-than-expected return volumes for leased vehicles; • Economic and demographic experience for pension and other postretirement benefit plans (e.g., discount rates or investment returns) could be worse than Ford has assumed; • Pension and other postretirement liabilities could adversely affect Ford’s liquidity and financial condition; • Ford and Ford Credit could experience unusual or significant litigation, governmental investigations, or adverse publicity arising out of alleged defects in products, services, perceived environmental impacts, or otherwise; • Ford may need to substantially modify its product plans to comply with safety, emissions, fuel economy, autonomous vehicle, and other regulations; • Ford and Ford Credit could be affected by the continued development of more stringent privacy, data use, and data protection laws and regulations as well as consumers’ heightened expectations to safeguard their personal information; and • Ford Credit could be subject to new or increased credit regulations, consumer protection regulations, or other regulations. We cannot be certain that any expectation, forecast, or assumption made in preparing forward-looking statements will prove accurate, or that any projection will be realized. It is to be expected that there may be differences between projected and actual results. Our forward-looking statements speak only as of the date of their initial issuance, and we do not undertake any obligation to update or revise publicly any forward-looking statement, whether as a result of new information, future events, or otherwise. For additional discussion, see “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021, as updated by subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

8 FORD MOTOR COMPANY AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CASH FLOWS (in millions) For the periods ended June 30, 2021 2022 First Half (unaudited) Cash flows from operating activities Net income/(loss) $ 3,815 $ (2,481) Depreciation and tooling amortization 3,639 3,774 Other amortization (715) (608) Provision for/(Benefit from) credit and insurance losses (196) (107) Pension and other post-retirement employee benefits (“OPEB”) expense/(income) (808) (400) Equity method investment dividends received in excess of (earnings)/losses and impairments 52 171 Foreign currency adjustments 222 60 Net realized and unrealized (gains)/losses on cash equivalents, marketable securities, and other investments (906) 7,974 Net (gain)/loss on changes in investments in affiliates (332) 146 Stock compensation 183 170 Provision for/(Benefit from) deferred income taxes 345 (1,160) Decrease/(Increase) in finance receivables (wholesale and other) 10,465 (4,611) Decrease/(Increase) in accounts receivable and other assets (905) (1,856) Decrease/(Increase) in inventory (2,929) (2,507) Increase/(Decrease) in accounts payable and accrued and other liabilities (6,438) 3,180 Other (244) 118 Net cash provided by/(used in) operating activities 5,248 1,863 Cash flows from investing activities Capital spending (2,881) (3,069) Acquisitions of finance receivables and operating leases (23,959) (20,749) Collections of finance receivables and operating leases 26,782 24,139 Proceeds from sale of business 144 — Purchases of marketable securities and other investments (17,593) (8,065) Sales and maturities of marketable securities and other investments 23,853 11,257 Settlements of derivatives (205) 156 Other 37 473 Net cash provided by/(used in) investing activities 6,178 4,142 Cash flows from financing activities Cash payments for dividends and dividend equivalents (3) (807) Purchases of common stock — — Net changes in short-term debt 890 595 Proceeds from issuance of long-term debt 11,688 18,868 Payments of long-term debt (26,683) (24,697) Other (90) (199) Net cash provided by/(used in) financing activities (14,198) (6,240) Effect of exchange rate changes on cash, cash equivalents, and restricted cash (1) (368) Net increase/(decrease) in cash, cash equivalents, and restricted cash $ (2,773) $ (603) Cash, cash equivalents, and restricted cash at beginning of period $ 25,935 $ 20,737 Net increase/(decrease) in cash, cash equivalents, and restricted cash (2,773) (603) Cash, cash equivalents, and restricted cash at end of period $ 23,162 $ 20,134

9 FORD MOTOR COMPANY AND SUBSIDIARIES CONSOLIDATED INCOME STATEMENTS (in millions, except per share amounts) For the periods ended June 30, 2021 2022 2021 2022 Second Quarter First Half (unaudited) Revenues Automotive $ 24,128 $ 37,909 $ 57,682 $ 70,020 Ford Credit 2,603 2,256 5,266 4,537 Mobility 21 25 32 109 Total revenues 26,752 40,190 62,980 74,666 Costs and expenses Cost of sales 22,904 33,191 52,201 62,227 Selling, administrative, and other expenses 2,877 2,759 5,720 5,499 Ford Credit interest, operating, and other expenses 993 1,372 2,617 2,729 Total costs and expenses 26,774 37,322 60,538 70,455 Operating income/(loss) (22) 2,868 2,442 4,211 Interest expense on Company debt excluding Ford Credit 453 312 926 620 Other income/(loss), net 1,159 (1,823) 3,031 (6,673) Equity in net income/(loss) of affiliated companies 51 58 130 25 Income/(Loss) before income taxes 735 791 4,677 (3,057) Provision for/(Benefit from) income taxes 182 153 862 (576) Net income/(loss) 553 638 3,815 (2,481) Less: Income/(Loss) attributable to noncontrolling interests (8) (29) (8) (38) Net income/(loss) attributable to Ford Motor Company $ 561 $ 667 $ 3,823 $ (2,443) EARNINGS/(LOSS) PER SHARE ATTRIBUTABLE TO FORD MOTOR COMPANY COMMON AND CLASS B STOCK Basic income/(loss) $ 0.14 $ 0.17 $ 0.96 $ (0.61) Diluted income/(loss) 0.14 0.16 0.95 (0.61) Weighted-average shares used in computation of earnings/(loss) per share Basic shares 3,992 4,021 3,986 4,014 Diluted shares 4,028 4,052 4,022 4,014

10 FORD MOTOR COMPANY AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS (in millions) December 31, 2021 June 30, 2022 (unaudited) ASSETS Cash and cash equivalents $ 20,540 $ 19,516 Marketable securities 29,053 17,184 Ford Credit finance receivables, net of allowance for credit losses of $282 and $217 32,543 30,716 Trade and other receivables, less allowances of $48 and $76 11,370 15,037 Inventories 12,065 13,976 Assets held for sale — 705 Other assets 3,425 3,335 Total current assets 108,996 100,469 Ford Credit finance receivables, net of allowance for credit losses of $643 and $546 51,256 49,743 Net investment in operating leases 26,361 24,533 Net property 37,139 36,162 Equity in net assets of affiliated companies 4,545 4,196 Deferred income taxes 13,796 15,045 Other assets 14,942 15,607 Total assets $ 257,035 $ 245,755 LIABILITIES Payables $ 22,349 $ 23,378 Other liabilities and deferred revenue 18,686 18,895 Debt payable within one year Company excluding Ford Credit 3,175 1,533 Ford Credit 46,517 42,286 Liabilities held for sale — 360 Total current liabilities 90,727 86,452 Other liabilities and deferred revenue 27,705 28,221 Long-term debt Company excluding Ford Credit 17,200 17,833 Ford Credit 71,200 67,175 Deferred income taxes 1,581 1,837 Total liabilities 208,413 201,518 EQUITY Common Stock, par value $0.01 per share (4,067 million shares issued of 6 billion authorized) 40 41 Class B Stock, par value $0.01 per share (71 million shares issued of 530 million authorized) 1 1 Capital in excess of par value of stock 22,611 22,653 Retained earnings 35,769 32,511 Accumulated other comprehensive income/(loss) (8,339) (9,473) Treasury stock (1,563) (1,564) Total equity attributable to Ford Motor Company 48,519 44,169 Equity attributable to noncontrolling interests 103 68 Total equity 48,622 44,237 Total liabilities and equity $ 257,035 $ 245,755

SUPPLEMENTAL INFORMATION

The tables below provide supplemental consolidating financial information. Company excluding Ford Credit includes our Automotive and Mobility reportable segments, Corporate Other, Interest on Debt, and Special Items. Eliminations, where presented, primarily represent eliminations of intersegment transactions and deferred tax netting.

Selected Cash Flow Information. The following tables provide supplemental cash flow information (in millions):

	For the period ended June 30, 2022			
	First Half			
Cash flows from operating activities	Company excluding Ford Credit	Ford Credit	Eliminations	Consolidated
Net income/(loss)	$ (4,164)	$ 1,683	$ —	$ (2,481)
Depreciation and tooling amortization	2,691	1,083	—	3,774
Other amortization	54	(662)	—	(608)
Provision for/(Benefit from) credit and insurance losses	11	(118)	—	(107)
Pension and OPEB expense/(income)	(400)	—	—	(400)
Equity method investment dividends received in excess of (earnings)/losses and impairments	171	—	—	171
Foreign currency adjustments	(69)	129	—	60
Net realized and unrealized (gains)/losses on cash equivalents, marketable securities, and other investments	7,908	66	—	7,974
Net (gain)/loss on changes in investments in affiliates	145	1	—	146
Stock compensation	165	5	—	170
Provision for/(Benefit from) deferred income taxes	(1,352)	192	—	(1,160)
Decrease/(Increase) in finance receivables (wholesale and other)	—	(4,611)	—	(4,611)
Decrease/(Increase) in intersegment receivables/payables	16	(16)	—	—
Decrease/(Increase) in accounts receivable and other assets	(1,720)	(136)	—	(1,856)
Decrease/(Increase) in inventory	(2,507)	—	—	(2,507)
Increase/(Decrease) in accounts payable and accrued and other liabilities	3,131	49	—	3,180
Other	443	(325)	—	118
Interest supplements and residual value support to Ford Credit	(901)	901	—	—
Net cash provided by/(used in) operating activities	$ 3,622	$ (1,759)	$ —	$ 1,863

Cash flows from investing activities	Company excluding Ford Credit	Ford Credit	Eliminations	Consolidated
Capital spending	$ (3,046)	$ (23)	$ —	$ (3,069)
Acquisitions of finance receivables and operating leases	—	(20,749)	—	(20,749)
Collections of finance receivables and operating leases	—	24,139	—	24,139
Purchases of marketable and other investments	(5,382)	(2,683)	—	(8,065)
Sales and maturities of marketable securities and other investments	8,651	2,606	—	11,257
Settlements of derivatives	28	128	—	156
Other	471	2	—	473
Investing activity (to)/from other segments	1,631	(66)	(1,565)	—
Net cash provided by/(used in) investing activities	$ 2,353	$ 3,354	$ (1,565)	$ 4,142

Cash flows from financing activities	Company excluding Ford Credit	Ford Credit	Eliminations	Consolidated
Cash payments for dividends and dividend equivalents	$ (807)	$ —	$ —	$ (807)
Purchases of common stock	—	—	—	—
Net changes in short-term debt	832	(237)	—	595
Proceeds from issuance of long-term debt	944	17,924	—	18,868
Payments of long-term debt	(2,608)	(22,089)	—	(24,697)
Other	(150)	(49)	—	(199)
Financing activity to/(from) other segments	35	(1,600)	1,565	—
Net cash provided by/(used in) financing activities	$ (1,754)	$ (6,051)	$ 1,565	$ (6,240)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	$ (139)	$ (229)	$ —	$ (368)

11

12 Selected Income Statement Information. The following table provides supplemental income statement information (in millions): For the period ended June 30, 2022 Second Quarter Company excluding Ford Credit Ford Credit Consolidated Revenues $ 37,934 $ 2,256 $ 40,190 Total costs and expenses 35,950 1,372 37,322 Operating income/(loss) 1,984 884 2,868 Interest expense on Company debt excluding Ford Credit 312 — 312 Other income/(loss), net (1,874) 51 (1,823) Equity in net income/(loss) of affiliated companies 54 4 58 Income/(Loss) before income taxes (148) 939 791 Provision for/(Benefit from) income taxes 54 99 153 Net income/(loss) (202) 840 638 Less: Income/(Loss) attributable to noncontrolling interests (29) — (29) Net income/(loss) attributable to Ford Motor Company $ (173) $ 840 $ 667 For the period ended June 30, 2022 First Half Company excluding Ford Credit Ford Credit Consolidated Revenues $ 70,129 $ 4,537 $ 74,666 Total costs and expenses 67,726 2,729 70,455 Operating income/(loss) 2,403 1,808 4,211 Interest expense on Company debt excluding Ford Credit 620 — 620 Other income/(loss), net (6,722) 49 (6,673) Equity in net income/(loss) of affiliated companies 15 10 25 Income/(Loss) before income taxes (4,924) 1,867 (3,057) Provision for/(Benefit from) income taxes (760) 184 (576) Net income/(loss) (4,164) 1,683 (2,481) Less: Income/(Loss) attributable to noncontrolling interests (38) — (38) Net income/(loss) attributable to Ford Motor Company $ (4,126) $ 1,683 $ (2,443)

Selected Balance Sheet Information. The following tables provide supplemental balance sheet information (in millions):

	June 30, 2022			
Assets	**Company excluding Ford Credit**	**Ford Credit**	**Eliminations**	**Consolidated**
Cash and cash equivalents	$ 13,218	$ 6,298	$ —	$ 19,516
Marketable securities	14,998	2,186	—	17,184
Ford Credit finance receivables, net	—	30,716	—	30,716
Trade and other receivables, net	3,953	11,084	—	15,037
Inventories	13,976	—	—	13,976
Assets held for sale	705	—	—	705
Other assets	2,475	860	—	3,335
Receivable from other segments	83	1,232	(1,315)	—
Total current assets	49,408	52,376	(1,315)	100,469
Ford Credit finance receivables, net	—	49,743	—	49,743
Net investment in operating leases	1,125	23,408	—	24,533
Net property	35,942	220	—	36,162
Equity in net assets of affiliated companies	4,074	122	—	4,196
Deferred income taxes	14,819	216	10	15,045
Other assets	14,215	1,392	—	15,607
Receivable from other segments	—	16	(16)	—
Total assets	$ 119,583	$ 127,493	$ (1,321)	$ 245,755

Liabilities	**Company excluding Ford Credit**	**Ford Credit**	**Eliminations**	**Consolidated**
Payables	$ 22,242	$ 1,136	$ —	$ 23,378
Other liabilities and deferred revenue	17,207	1,688	—	18,895
Debt payable within one year	1,533	42,286	—	43,819
Liabilities held for sale	360	—	—	360
Payable to other segments	1,315	—	(1,315)	—
Total current liabilities	42,657	45,110	(1,315)	86,452
Other liabilities and deferred revenue	25,871	2,350	—	28,221
Long-term debt	17,833	67,175	—	85,008
Deferred income taxes	942	885	10	1,837
Payable to other segments	16	—	(16)	—
Total liabilities	$ 87,319	$ 115,520	$ (1,321)	$ 201,518

13

14 Non-GAAP Financial Measures That Supplement GAAP Measures We use both GAAP and non-GAAP financial measures for operational and financial decision making, and to assess Company and segment business performance. The non-GAAP measures listed below are intended to be considered by users as supplemental information to their equivalent GAAP measures, to aid investors in better understanding our financial results. We believe that these non-GAAP measures provide useful perspective on underlying operating results and trends, and a means to compare our period-over- period results. These non-GAAP measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP measures may not be the same as similarly titled measures used by other companies due to possible differences in method and in items or events being adjusted. • Company Adjusted EBIT (Most Comparable GAAP Measure: Net income / (Loss) attributable to Ford) – Earnings Before Interest and Taxes (EBIT) excludes interest on debt (excl. Ford Credit Debt), taxes and pre-tax special items. This non-GAAP measure is useful to management and investors because it focuses on underlying operating results and trends, and improves comparability of our period-over-period results. Our management ordinarily excludes special items from its review of the results of the operating segments for purposes of measuring segment profitability and allocating resources. Pre-tax special items consist of (i) pension and OPEB remeasurement gains and losses, (ii) gains and losses on investments in equity securities, (iii) significant personnel expenses, dealer-related costs, and facility-related charges stemming from our efforts to match production capacity and cost structure to market demand and changing model mix, and (iv) other items that we do not necessarily consider to be indicative of earnings from ongoing operating activities. When we provide guidance for adjusted EBIT, we do not provide guidance on a net income basis because the GAAP measure will include potentially significant special items that have not yet occurred and are difficult to predict with reasonable certainty, including gains and losses on pension and OPEB remeasurements and on investments in equity securities. • Company Adjusted EBIT Margin (Most Comparable GAAP Measure: Company Net Income / (Loss) Margin) – Company Adjusted EBIT Margin is Company Adjusted EBIT divided by Company revenue. This non-GAAP measure is useful to management and investors because it allows users to evaluate our operating results aligned with industry reporting. • Adjusted Earnings / (Loss) Per Share (Most Comparable GAAP Measure: Earnings / (Loss) Per Share) – Measure of Company’s diluted net earnings / (loss) per share adjusted for impact of pre-tax special items (described above), tax special items and restructuring impacts in noncontrolling interests. The measure provides investors with useful information to evaluate performance of our business excluding items not indicative of earnings from ongoing operating activities. When we provide guidance for adjusted earnings / (loss) per share, we do not provide guidance on an earnings / (loss) per share basis because the GAAP measure will include potentially significant special items that have not yet occurred and are difficult to predict with reasonable certainty prior to year-end, including pension and OPEB remeasurement gains and losses. • Adjusted Effective Tax Rate (Most Comparable GAAP Measure: Effective Tax Rate) – Measure of Company’s tax rate excluding pre-tax special items (described above) and tax special items. The measure provides an ongoing effective rate which investors find useful for historical comparisons and for forecasting. When we provide guidance for adjusted effective tax rate, we do not provide guidance on an effective tax rate basis because the GAAP measure will include potentially significant special items that have not yet occurred and are difficult to predict with reasonable certainty prior to year-end, including pension and OPEB remeasurement gains and losses. • Company Adjusted Free Cash Flow (FCF) (Most Comparable GAAP Measure: Net Cash Provided By / (Used In) Operating Activities) – Measure of Company’s operating cash flow excluding Ford Credit’s operating cash flows. The measure contains elements management considers operating activities, including Company excluding Ford Credit capital spending, Ford Credit distributions to its parent, and settlement of derivatives. The measure excludes cash outflows for funded pension contributions, global redesign (including separations), and other items that are considered operating cash flows under GAAP. This measure is useful to management and investors because it is consistent with management’s assessment of the Company’s operating cash flow performance. When we provide guidance for Company Adjusted FCF, we do not provide guidance for net cash provided by / (used in) operating activities because the GAAP measure will include items that are difficult to quantify or predict with reasonable certainty, including cash flows related to the Company's exposures to foreign currency exchange rates and certain commodity prices (separate from any related hedges), Ford Credit's operating cash flows, and cash flows related to special items, including separation payments, each of which individually or in the aggregate could have a significant impact to our net cash provided by / (used in) our operating activities. • Adjusted ROIC – Calculated as the sum of adjusted net operating profit / (loss) after-cash tax from the last four quarters, divided by the average invested capital over the last four quarters. This calculation provides management and investors with useful information to evaluate the Company’s after-cash tax operating return on its invested capital for the period presented. Adjusted net operating profit / (loss) after-cash tax measures operating results less special items, interest on debt (excl. Ford Credit Debt), and certain pension / OPEB costs. Average invested capital is the sum of average balance sheet equity, debt (excl. Ford Credit Debt), and net pension / OPEB liability. Note: Calculated results may not sum due to rounding

15 Net Income / (Loss) Reconciliation To Adjusted EBIT ($M) Earnings / (Loss) Per Share Reconciliation To Adjusted Earnings / (Loss) Per Share Memo: 2021 2022 2021 2022 FY 2021 Net income / (loss) attributable to Ford (GAAP) 561$ 667$ 3,823$ (2,443)$ 17,937$ Income / (Loss) attributable to non-controlling interests (8) (29) (8) (38) (27) Net income / (loss) 553$ 638$ 3,815$ (2,481)$ 17,910$ Less: (Provision for) / Benefit from income taxes (182) (153) (862) 576 130 Income / (Loss) before income taxes 735$ 791$ 4,677$ (3,057)$ 17,780$ Less: Special items pre-tax 135 (2,619) 638 (8,485) 9,583 Income / (Loss) before special items pre-tax 600$ 3,410$ 4,039$ 5,428$ 8,197$ Less: Interest on debt (453) (312) (926) (620) (1,803) Adjusted EBIT (Non-GAAP) 1,053$ 3,722$ 4,965$ 6,048$ 10,000$ Memo: Revenue ($B) 26.8$ 40.2$ 63.0$ 74.7$ 136.3$ Net income / (loss) margin (GAAP) (%) 2.1% 1.7% 6.1% (3.3)% 13.2% Adjusted EBIT margin (%) 3.9% 9.3% 7.9% 8.1% 7.3% Second Quarter First Half 2021 2022 2021 2022 Diluted After-Tax Results ($M) Diluted after-tax results (GAAP) 561$ 667$ 3,823$ (2,443)$ Less: Impact of pre-tax and tax special items 51 (2,082) 496 (6,756) Adjusted net income – diluted (Non-GAAP) 510$ 2,749$ 3,327$ 4,313$ Basic and Diluted Shares (M) Basic shares (average shares outstanding) 3,992 4,021 3,986 4,014 Diluted shares 4,028 4,052 4,022 4,057 Earnings / (Loss) per share – diluted (GAAP) * 0.14$ 0.16$ 0.95$ (0.61)$ Less: Net impact of adjustments 0.01 (0.52) 0.12 (1.67) Adjusted earnings per share – diluted (Non-GAAP) 0.13$ 0.68$ 0.83$ 1.06$ * The First Half 2022 calculation of Earnings Per Share - Diluted (GAAP) excludes 43M shares of net dilutive options, unvested restricted stock units, unvested restricted stock shares, and convertible debt due to their antidilutive effect Second Quarter First Half Net dilutive options, unvested restricted stock units, unvested restricted stock shares, and convertible debt 36 31 36 43

Effective Tax Rate Reconciliation To Adjusted Effective Tax Rate

	2022		Memo:
	Q2	First Half	Full Year 2021
Pre-Tax Results ($M)			
Income / (Loss) before income taxes (GAAP)	$ 791	$ (3,057)	$ 17,780
Less: Impact of special items	(2,619)	(8,485)	9,583
Adjusted earnings before taxes (Non-GAAP)	$ 3,410	$ 5,428	$ 8,197
Taxes ($M)			
(Provision for) / Benefit from income taxes (GAAP)	$ (153)	$ 576	$ 130
Less: Impact of special items	537	1,729	1,924
Adjusted (provision for) / benefit from income taxes (Non-GAAP)	$ (690)	$ (1,153)	$ (1,794)
Tax Rate (%)			
Effective tax rate (GAAP)	19.3%	18.8%	(0.7)%
Adjusted effective tax rate (Non-GAAP)	20.2%	21.2%	21.9%

Net Cash Provided By / (Used In) Operating Activities Reconciliation To Company Adjusted Free Cash Flow ($M)

	Q1 2021	Q2 2021	Q3 2021	Q4 2021	Q1 2022	Q2 2022	First Half 2021	First Half 2022
Net cash provided by / (used in) operating activities (GAAP)	$ 4,492	$ 756	$ 7,008	$ 3,531	$ (1,084)	$ 2,947	$ 5,248	$ 1,863
Less: Items Not Included in Company Adjusted Free Cash Flows								
Ford Credit operating cash flows	4,998	9,638	(341)	998	(419)	(1,340)	14,636	(1,759)
Funded pension contributions	(229)	(164)	(209)	(171)	(174)	(154)	(393)	(328)
Global Redesign (including separations) *	(290)	(954)	(301)	(310)	(148)	(137)	(1,244)	(285)
Ford Credit tax payments / (refunds) under tax sharing agreement	4	-	-	11	-	-	4	-
Other, net	9	(279)	(5)	(146)	(48)	20	(270)	(28)
Add: Items Included in Company Adjusted Free Cash Flows								
Company excluding Ford Credit capital spending	(1,358)	(1,504)	(1,562)	(1,759)	(1,349)	(1,503)	(2,862)	(2,852)
Ford Credit distributions	1,000	4,000	1,500	1,000	1,000	600	5,000	1,600
Settlement of derivatives	(25)	(133)	(42)	(55)	64	(36)	(158)	28
Company adjusted free cash flow (Non-GAAP)	$ (383)	$ (5,122)	$ 7,760	$ 2,335	$ (580)	$ 3,619	$ (5,505)	$ 3,039

* Global Redesign excludes cash flows reported in invested activities

16

17 Adjusted ROIC ($B) Four Quarters Four Quarters Ending Q2 2021 Ending Q2 2022 Adjusted Net Operating Profit / (Loss) After Cash Tax Net income / (loss) attributable to Ford 3.4$ 11.7$ Add: Non-controlling interest (0.0) 0.0 Less: Income tax (0.2) 1.6 Add: Cash tax (0.5) (0.7) Less: Interest on debt (1.9) (1.5) Less: Total pension / OPEB income / (cost) (0.7) 4.5 Add: Pension / OPEB service costs (1.1) (1.0) Net operating profit / (loss) after cash tax 4.6$ 5.4$ Less: Special items (excl. pension / OPEB) pre-tax (3.0) (3.0) Adj. net operating profit / (loss) after cash tax 7.5$ 8.3$ Invested Capital Equity 34.8$ 44.2$ Debt (excl. Ford Credit) 25.9 19.4 Net pension and OPEB liability 11.5 5.2 Invested capital (end of period) 72.2$ 68.8$ Average invested capital 72.8$ 72.0$ ROIC (a) 6.3% 7.4% Adjusted ROIC (Non-GAAP) (b) 10.3% 11.6% a. Calculated as the sum of net operating profit / (loss) after cash tax from the last four quarters, divided by the average invested capital over the last four quarters b. Calculated as the sum of adjusted net operating profit / (loss) after cash tax from the last four quarters, divided by the average invested capital over the last four quarters

18 Special Items ($B) Global Redesign 2021 2022 2021 2022 South America (0.1)$ 0.0$ (0.5)$ (0.0)$ Europe (0.2) (0.0) (0.3) (0.0) China (including Taiwan) 0.2 (0.0) 0.2 (0.0) India and Other (not included above) (0.0) (0.1) (0.0) (0.1) Subtotal Global Redesign (0.1)$ (0.1)$ (0.6)$ (0.2)$ Other Items Gain / (loss) on Rivian investment -$ (2.4)$ 0.9$ (7.9)$ Russia suspension of operations / Asset write-off - 0.0 - (0.1) Other 0.0 (0.1) 0.0 (0.3) Subtotal Other Items 0.0$ (2.5)$ 0.9$ (8.3)$ Pension and OPEB Gain / (Loss) Pension and OPEB remeasurement 0.3$ (0.0)$ 0.3$ (0.0)$ Pension Settlements & Curtailments (0.0) - (0.0) - Subtotal Pension and OPEB Gain / (Loss) 0.3$ (0.0)$ 0.3$ (0.0)$ Total EBIT Special Items 0.1$ (2.6)$ 0.6$ (8.5)$ Cash Effects of Global Redesign (incl. separations) (1.0)$ 0.3$ (1.3)$ 0.2$ Second Quarter First Half

19 FORD MOTOR CREDIT COMPANY LLC AND SUBSIDIARIES CONSOLIDATED INCOME STATEMENTS (in millions) For the periods ended June 30, 2021 2022 2021 2022 Second Quarter First Half (unaudited) Financing revenue Operating leases $ 1,367 $ 1,166 $ 2,747 $ 2,377 Retail financing 1,004 874 1,994 1,780 Dealer financing 187 221 473 385 Other financing 13 15 27 22 Total financing revenue 2,571 2,276 5,241 4,564 Depreciation on vehicles subject to operating leases (191) (549) (759) (1,064) Interest expense (680) (657) (1,484) (1,268) Net financing margin 1,700 1,070 2,998 2,232 Other revenue Insurance premiums earned 17 17 44 32 Fee based revenue and other 53 55 73 78 Total financing margin and other revenue 1,770 1,142 3,115 2,342 Expenses Operating expenses 322 307 665 655 Provision for/(benefit from) credit losses (166) (56) (206) (120) Insurance expenses 4 9 9 2 Total expenses 160 260 468 537 Other income/(loss), net 13 21 (62) (148) Income before income taxes 1,623 903 2,585 1,657 Provision for/(benefit from) income taxes (28) 99 89 184 Net income $ 1,651 $ 804 $ 2,496 $ 1,473

20 FORD MOTOR CREDIT COMPANY LLC AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS (in millions) December 31, 2021 June 30, 2022 (unaudited) ASSETS Cash and cash equivalents $ 10,963 $ 6,298 Marketable securities 2,173 2,186 Finance receivables, net Retail installment contracts, dealer financing, and other financing 85,347 85,873 Finance leases 7,003 6,346 Total finance receivables, net of allowance for credit losses of $925 and $763 92,350 92,219 Net investment in operating leases 25,167 23,408 Notes and accounts receivable from affiliated companies 703 907 Derivative financial instruments 1,065 748 Other assets 2,524 2,484 Total assets $ 134,945 $ 128,250 LIABILITIES Accounts payable Customer deposits, dealer reserves, and other $ 1,051 $ 1,135 Affiliated companies 425 601 Total accounts payable 1,476 1,736 Debt 117,717 109,461 Deferred income taxes 676 885 Derivative financial instruments 512 2,208 Other liabilities and deferred revenue 2,166 1,987 Total liabilities 122,547 116,277 SHAREHOLDER’S INTEREST Shareholder’s interest 5,227 5,166 Accumulated other comprehensive income/(loss) (690) (905) Retained earnings 7,839 7,712 Shareholder’s interest attributable to Ford Motor Credit Company 12,376 11,973 Shareholder’s interest attributable to noncontrolling interests 22 — Total shareholder’s interest 12,398 11,973 Total liabilities and shareholder’s interest $ 134,945 $ 128,250

21 FORD MOTOR CREDIT COMPANY LLC AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CASH FLOWS (in millions) For the periods ended June 30, 2021 2022 First Half (unaudited) Cash flows from operating activities Net income $ 2,496 $ 1,473 Provision for/(benefit from) credit losses (206) (120) Depreciation and amortization 1,116 1,395 Amortization of upfront interest supplements (1,166) (987) Net change in deferred income taxes (81) 192 Net change in other assets 548 (521) Net change in other liabilities (69) 369 All other operating activities 76 126 Net cash provided by/(used in) operating activities 2,714 1,927 Cash flows from investing activities Purchases of finance receivables (17,194) (15,513) Principal collections of finance receivables 21,320 19,135 Purchases of operating lease vehicles (5,943) (4,515) Proceeds from termination of operating lease vehicles 5,998 5,207 Net change in wholesale receivables and other short-duration receivables 10,565 (4,613) Purchases of marketable securities (5,998) (2,683) Proceeds from sales and maturities of marketable securities 8,792 2,606 Settlements of derivatives (47) 128 All other investing activities (39) (85) Net cash provided by/(used in) investing activities 17,454 (333) Cash flows from financing activities Proceeds from issuances of long-term debt 9,388 17,924 Payments of long-term debt (26,525) (22,089) Net change in short-term debt 1,065 (237) Cash distributions to parent (5,000) (1,600) All other financing activities (29) (48) Net cash provided by/(used in) financing activities (21,101) (6,050) Effect of exchange rate changes on cash, cash equivalents, and restricted cash 18 (229) Net increase/(decrease) in cash, cash equivalents and restricted cash $ (915) $ (4,685) Cash, cash equivalents, and restricted cash at beginning of period $ 14,996 $ 11,091 Net increase/(decrease) in cash, cash equivalents, and restricted cash (915) (4,685) Cash, cash equivalents, and restricted cash at end of period $ 14,081 $ 6,406